CONVERTED ORGANICS ANNOUNCES CLOSING OF PUBLIC OFFERING, INCLUDING EXERCISE OF
OVER-ALLOTMENT OPTION

BOSTON — October 20, 2009 — Converted Organics Inc. (NASDAQ: COIN, COINU, COINW, COINZ) today announced that it has closed its previously announced public offering of 17,250,000 units, including 2,250,000 units reflecting the exercise in full of the underwriters’ over-allotment option, at a price per unit of $1.06 to the public. Each unit consists of one share of common stock and one newly created Class H warrant, with each Class H warrant exercisable for one share of common stock at an exercise price of $1.30 per share. The warrants will expire on October 14, 2014. The units are listed on the NASDAQ Capital Market under the symbol “COINU” and the Class H warrants are expected to be listed on the NASDAQ Capital Market under the symbol “COINW,” at such time as the warrants are detached from the units. The approximately $16.4 million of net proceeds to the Company, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be used for further development and execution of the Company’s sales and marketing plan, strategic growth initiatives, other general corporate purposes, and to repay the six-month note the Company issued in September 2009 in the principal amount of $1,540,000.

The sole bookrunning manager of the offering is Chardan Capital Markets, LLC.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 14, 2009. The offering was made by the Company only by means of a written prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained from the offices of Chardan Capital Markets, LLC at 17 State Street, New York, NY, 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Converted Organics Inc.

Converted Organics (NASDAQ: COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described in the “Risk Factors” section in the company’s most recently filed annual report on Form 10-K, as updated in the company’s quarterly reports on Form 10-Q filed since the annual report and most recently in the registration statement filed in relation to this offering. Neither the company nor any other person assumes responsibility for the accuracy or completeness of these statements. The company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G INVESTOR CONTACT:	PUBLIC RELATIONS CONTACT:
Jim Blackman PR Financial Marketing 713-256-0369 jim@prfmonline.com	Pat Fiaschetti Sterling Communications 908-996-7945 sterling.pf@att.net

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